EXHIBIT 99.1

Dynatronics Corporation Reports First Quarter Fiscal Year 2023 Financial Results and Business Highlights

EAGAN, MN / ACCESSWIRE / November 10, 2022 / Dynatronics Corporation (NASDAQ:DYNT) (“Dynatronics” or the “Company”), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its first quarter of fiscal year 2023 ended September 30, 2022, and provided an update on recent business highlights.

CEO Commentary

"We continue to execute against our differentiated strategy which has led to a sequential increase of 6.8%-points in gross margin from the fourth quarter of fiscal year 2022. The first quarter of fiscal year 2023 represented the sixth consecutive quarter of exceeding the market or our baseline net sales expectation set in 2021," said John Krier, Chief Executive Officer of Dynatronics. "Strong demand, coupled with our commitment to disciplined execution, has generated this performance.”

“We expect our gross margin in fiscal year ‘23 to show continued expansion as we benefit from a combination of price increases and new product launches.  Cash flow from operations in fiscal year ‘23 should begin to benefit as we sell down the inventory we strategically built over the past year," concluded Krier.

Key Financial Highlights

Q1 Fiscal Year ‘23 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

•	Total net sales of $12.1 million.
•	Gross profit margin sequential increase to 30.2% from 23.4% in Q4 fiscal year ‘22.
•	Net loss of $0.5 million improved from $1.6 million in Q4 fiscal year ‘22.
•	Cash of $1 million, up from $0.7 million in Q4 fiscal year ‘22.
•	9th consecutive quarter of no debt.

Guidance for Fiscal Year ‘23

Dynatronics reaffirmed net sales guidance for fiscal year ‘23 of $45 million to $48 million. The midpoint of this range is a 5% improvement over the Company’s $44.3 million net sales in fiscal year ‘22. The Company expects the distribution of net sales across the quarters in fiscal year ‘23 to align with historical trends, which are highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter.

Given the persistent inflationary pressure, the Company is deferring providing gross margin guidance.  Dynatronics does expect fiscal year ‘23 to continue to expand towards its longer-term target of 40%.

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Selling, general, and administrative expenses are anticipated to be 30% to 35% of net sales in fiscal year ‘23.

Inventory is expected to remain at an elevated level to meet customer demand, and current market and supply chain conditions.  Cash flow from operations in fiscal year ‘23 should begin to improve as the Company sells down the inventory strategically built over the past year.

The Company's financial guidance for fiscal year ’23 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment and the COVID-19 global pandemic, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company's business optimization.

Growth Priorities

The Company has delivered sales growth that outpaced market growth, and its baseline continued product net sales expectation for the sixth consecutive quarter. Dynatronics employs multiple levers to drive sales growth – by capturing market share, product innovations, and through acquisitions.

Conference Call and Webcast Q1 Fiscal Year ‘23 Results

The Company will hold a conference call and live audio webcast to discuss the results, consisting of prepared remarks by management, slide presentation, and a question-and-answer session with analysts, beginning at 8:00 AM ET on Thursday, November 10, 2022.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 844024. It is recommended that participants call or log in 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until Midnight on November 17, 2022, by dialing 877-481-4010, using passcode 46920.

The live webcast and slide presentation can be accessed on the Company's Investor webpage under the Events & Presentations tab at https://www.webcaster4.com/Webcast/Page/2226/46920. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding expected improvement in overall performance, expectations that the Company will improve long-term gross margins, operating income and cash flow from operations, expectations regarding net sales, gross margin, selling general and administrative costs, and other income in fiscal year 2023, and uncertainties involving the impact of the COVID-19 global pandemic on the Company's results of operations and financial condition. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The Company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measure to evaluate our operating performance and to forecast future periods. Management believes this non-GAAP measure provides investors with additional information about the Company's ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure. $37 million annual and $9.25 million quarterly baseline continued product net sales set in April 2021 is based on annual net sales of approximately $48 million in FY ’21 less estimated annual discontinued product sales of approximately $11 million.

Summary Financial Results

Following is a summary of operating results for the periods ended September 30, 2022, the balance sheet highlights at September 30, 2022 and cash flow for periods ended September 30, 2022.

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Summary Selected Financial Data
Statement of Operation Highlights
In thousands, except share and per share amounts

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Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation

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